Exhibit 23.1

Board of Directors
IAS Communications, Inc.

Consent of Independent Auditors

We consent to the use of our report dated August 1, 2001 on the financial statements of IAS Communications, Inc. as of April 30, 2001 that are included in the Form 10-KSB, which is included, by reference in the Company's Form S-8.

Dated  this  13th  day  of  August,  2001.

MANNING  ELLIOTT
Chartered  Accountants

/s/ Manning  Elliott


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